UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 16, 2004

Date of Report

LENNAR CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-11749	95-4337490
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

700 Northwest 107th Avenue, Miami, Florida	33172
(Address of Principal Executive Offices)	(Zip Code)

(305) 559-4000

(Registrant’s Telephone Number, Including Area Code)

Item 5. Other Events and Required FD Disclosure.

During its fiscal quarter ended February 29, 2004, Lennar Corporation and subsidiaries had consolidated net earnings of $139.3 million ($0.84 per share diluted) on revenues of $1.9 billion, compared with net earnings of $106.3 million ($0.68 per share diluted) on revenues of $1.6 billion in the quarter ended February 28, 2003.

Item 7. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description of Document
99.1	Press release issued by Lennar Corporation on March 16, 2004.

Item 12. Results of Operations and Financial Condition.

The information in this Current Report, including the exhibit to it, is being furnished and should not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subjected to the liabilities of that Section. This Current Report will not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in a registration statement or other filing.

On March 16, 2004, Lennar Corporation issued a press release containing information about its results of operations for the first fiscal quarter ended February 29, 2004. A copy of this press release is included as an exhibit to this Report.

Our press release included our earnings before interest and provision for income taxes (“EBIT”) for the quarter ended February 29, 2004, as well as a table reconciling the computation of EBIT to our earnings for that period. EBIT is not a financial measure in accordance with generally accepted accounting principles. Nonetheless, our management uses EBIT because it helps them compare the efficiency and effectiveness of our operations with those of our competitors, by eliminating factors that differ from company to company for reasons that often are not related to the effectiveness of the companies’ operations. Our management believes EBIT provides useful information to investors and analysts because it will help them compare the efficiency and effectiveness of our operations with those of our competitors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2004

Lennar Corporation
(Registrant)

By:	/s/ Bruce E. Gross
Name:	Bruce E. Gross
Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Document
99.1	Press release issued by Lennar Corporation on March 16, 2004.